EXHIBIT 99
Letter from Accountants

Following is a replication of the letter received from our external accountants specifying the reason for filing a Form 12B- 25 for Form 11-K.

WR	WebsterRogers LLP
Certified Public Accountants • Consultants
Florence, Charleston, Myrtle Beach, Georgetown, Sumter

June 28, 2004

First Financial Holdings, Inc.
2440 Mall Drive, Suite 100
Charleston, SC 29406

Dear Representative:

We were unable to complete our audit and issue our opinion on the First Financial Holdings, Inc. Sharing Thrift Plan financial statements for the year ended December 31, 2003, due to not receiving certain information in a timely manner from the Plan Administrator.

Very truly yours,

/s/Webster Rogers LLP

Webster Rogers LLP

/s/Gregory P. McLain

Gregory P. McLain, CPA
Partner

Members
SC Association of Certified Public Accountants
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